Exhibit 99.1

Castellum, Inc. Retains Skyline Corporate Communications Group, LLC to Provide Investor Relations Services

POTOMAC, Md., Nov. 4, 2022 (GLOBE NEWSWIRE) — Castellum, Inc. (“Castellum” or the “Company”) (NYSE American: CTM), a cybersecurity, electronic warfare, data analytics, software, and IT services company focused on the federal government, today announced that it has retained the services of Skyline Corporate Communications Group, LLC (“Skyline”) to manage its investor relations and corporate communications activities within the financial community.

Skyline Corporate Communications Group, LLC, with offices in Boston and New York City, is an investor relations and corporate communications firm that provides strategic messaging and investor communications consulting services for public companies. Skyline provides strategic assistance for companies in the financial markets and investment community by assisting them to effectively communicate their corporate message and competitive advantages to both retail and institutional investors.

Mark Fuller, Castellum’s President & Chief Executive Officer, stated: "Given our recent New York Stock Exchange listing and simultaneous capital infusion, our objective is to tell the Castellum story to a broader investor base. With our upcoming milestones and company developments, Castellum has selected Skyline as our investor relations firm given their strong base of retail and institutional investors.”

“Castellum is delivering on its goal to support mission critical systems, services, and cyber security through innovation and superior service delivery that are actions we expect will enhance shareholder value as the Company accelerates its growth in the coming quarters. Castellum believes that Skyline’s strong reputation, communications strategies, methodologies, and standards are an excellent pairing for us as we continue to grow the company organically and through acquisition. Skyline is a skilled partner who will work closely with the Castellum management team to assist in communicating our message to the investing public.”

Scott Powell, President & CEO of Skyline Corporate Communications Group, LLC, commented: “We are very pleased to welcome cybersecurity company Castellum Inc. to our compelling and growing base of diverse clients. Castellum is continuing its rapid growth through acquisition and the winning of new contract work. We are delighted to provide assistance in effectively and strategically communicating this message to its existing and prospective shareholder base, while broadening awareness of the Company within the U.S. financial community.”

About Castellum, Inc.

Castellum, Inc. (NYSE American: CTM) is a technology service and solutions company executing strategic acquisitions in Cyber Security, Information Technology, Information Warfare, Electronic Warfare, Systems Engineering, Software Engineering, and Software Development. For more information visit our website at https://castellumus.com/. Castellum completed its uplisting to the NYSE American on October 13, 2022 and has completed 6 strategic acquisitions over the past three years.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters disclosed at nyse.com. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

About Skyline Corporate Communications Group, LLC

Skyline Corporate Communications Group, LLC, with offices in Boston and New York City, is an investor relations and corporate communications firm that provides strategic messaging and investor communications consulting services for public companies. Skyline delivers strategic assistance for companies in the financial markets and investment community by effectively communicating their corporate message and competitive advantages. Our team has worked with numerous U.S.-listed public companies worldwide across diverse industries and various market caps. We have experience with shareholder activism and crisis communications and also work with late-stage private companies to help prepare them to enter the U.S. public marketplace.

For further information, please visit Skyline Corporate Communications Group, LLC’s website at: www.skylineccg.com.

For further information, please contact:

Castellum, Inc.

Mark Fuller, President & CEO

Email: info@castellumus.com

Phone: 301-961-4895

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835 x1

Email: lisa@skylineccg.com